EXHIBIT 13.1

               CERTIFICATIONS UNDER SECTION 906 OF SARBANES-OXLEY

In connection with the annual report of Wealth Minerals Ltd. (the "Company") on Form 20-F for the fiscal year ending November 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary Freeman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Gary Freeman
-------------------------
Name: Gary Freeman
Title: President and CEO
September 24, 2004